Exhibit 10.56

SECOND AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT

by and among

CITY OF MCKINNEY, TEXAS,

MCKINNEY ECONOMIC DEVELOPMENT CORPORATION,

MCKINNEY COMMUNITY DEVELOPMENT CORPORATION
as City Parties

and

VENU HOLDING CORPORATION,
SUCCESSOR-BY-NAME-CHANGE TO NOTES LIVE, INC.,

as Owner

Dated as of December 3, 2024

SUNSET AMPHITHEATER

MCKINNEY, TEXAS

SECOND AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT

AGREEMENT

THIS SECOND AMENDMENT TO CHAPTER 380, GRANT, AND DEVELOPMENT AGREEMENT (this “Second Amendment”) is made and entered into effective as of December 3, 2024 by and among CITY OF MCKINNEY, TEXAS, a Texas home rule municipal corporation (“City”), MCKINNEY ECONOMIC DEVELOPMENT CORPORATION, a Type A, non-profit development corporation created and existing under the laws of the State of Texas (the “State”), including the Texas Development Corporation Act (“MEDC”), MCKINNEY COMMUNITY DEVELOPMENT CORPORATION, a Type B, non-profit development corporation created and existing under the laws of the State, including the Texas Development Corporation Act (“MCDC”) and VENU HOLDING CORPORATION, successor-by-name-change to Notes Live, Inc., a corporation organized under the laws of the State of Colorado (“Owner”). The City, MEDC and MCDC are sometimes collectively referred to as the “City Parties.” City Parties and Owner are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

W I T N E S S E T H :

WHEREAS, the City Parties and Owner previously entered into a Chapter 380, Grant, and Development Agreement effective April 16, 2024 (the “Original Agreement”), concerning the development, construction, operation and maintenance of a new, first class, state-of-the-art amphitheater/outdoor entertainment venue facility and related project improvements thereon to promote economic development in the City by providing world-class concerts and live shows, as well as other entertainment and civic events;

WHEREAS, the Parties amended the Original Agreement pursuant to the terms of that certain First Amendment to Chapter 380, Grant, and Development Agreement, effective October 15, 2024 (the “First Amendment”); the Original Agreement as amended by the First Amendment is referred to herein as the “Agreement”);

WHEREAS, Owner desires to make certain changes to the Agreement as hereinafter set forth;

WHEREAS, the City Parties find that the amendments set forth herein promote the purposes of the Agreement;

Now, THEREFORE, in consideration of the premises, the City Parties and the Owner agree as follows:

ARTICLE I

AMENDMENTS TO AGREEMENT

Section 1.1 Amendments.

(a) The Agreement is hereby amended by deleting Sections 8.1.2 and 23.1.1(b) in their entirety and inserting in their place the following:

8.1.2 Operator Agreement. Owner shall enter into a fully executed, binding contract or contracts with the Operator or, if more than one Operator, with each Operator (individually or collectively, the “Operator Agreement”) by September 15, 2025, a copy or copies of which shall be provided to City Parties (with redactions for trade secrets if mandated by a non-disclosure agreement between Owner and Operator) as soon as practicable thereafter. The Operator Agreement (and each of them, if more than one) shall expressly provide that the Operator Agreement and the Operator’s rights and responsibilities thereunder are subject to the terms of this Agreement.

In the event a wholly-owned subsidiary of Owner becomes an Operator, the Operator Agreement between the Owner and such subsidiary shall require that any notices given under the Operator Agreement be given to the City Parties, at the addresses set forth in Appendix C to this Agreement, at the same time and in the same manner as the notice is given to the other recipient(s) of such notice.

23.1.1 (b) The failure of Owner to enter into a fully executed Operator Agreement by September 15, 2025;

(b) Article XXIII of the Agreement is hereby amended as follows:

(i) The word “or” appearing at the end of Section 23.1.1(e) is hereby deleted.

(ii) The period appearing at the end of the final sentence of Section 23.1.1(f) is hereby deleted and replaced with “; or”.

(iii) The following is added as Section 23.1.1(g):

(g) The default of Owner or Operator under the terms of an Operator Agreement wherein such agreement is by and between the Owner and a wholly-owned subsidiary of the Owner, which default remains uncured beyond any applicable notice and cure period.

(iv) Section 23.2.1(e) is hereby deleted in its entirety and replaced with the following:

(e) In the event of any Owner Default set forth in Section 23.1.1(e) or Section 23.1.1(g), Owner shall pay liquidated damages in the amount of $5,000 per day in the form of a reduction to, at the City Parties’ option, one or more of the contributions and/or incentives provided in Section 9.8, which damages shall accrue from the date a City Party has provided Owner with a Notice of Owner Default until Owner has cured such Owner Default. Notwithstanding the foregoing, should any Owner Default under Section 23.1.1(e) or Section 23.1.1(g) not be cured within 180 days, Owner shall thereafter not be entitled to receive any City Party contribution or incentive set forth in Section 9.8. If, upon a City Party’s Notice to Owner of an Owner Default pursuant to Section 23.1.1(e) or Section 23.1.1(g), the Owner has a reasonable, good-faith basis to assert, and does assert, such Owner Default has not occurred, the Parties shall resolve such disagreement pursuant to Section 11.5.1; and

2

(c) Appendix A to the Agreement is hereby amended to delete in its entirety the definition of “Operator” and to replace it with the following:

“Operator” shall mean the entertainment promoter entity or entities identified in the Operator Agreement, namely, Live Nation Entertainment, Inc., Anschutz Entertainment Group, Inc., Oak View Group, LLC, ASM Global, Opry Entertainment Group/Ryman Hospitality Properties, including approved affiliates thereof, and/or a wholly-owned subsidiary of Owner.

ARTICLE II

PROVISIONS OF GENERAL APPLICATION

Section 2.1. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.2. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Section 2.3. Agreement in Full Force and Effect. Except to the extent modified by this Second Amendment, all provisions of the Agreement are hereby confirmed to be in full force and effect.

Section 2.4. Partial Invalidity. If any section of this Second Amendment or its application to any Party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Second Amendment or the application of such section to persons or circumstances, other than those as to which it is so determined invalid or enforceable to any extent, shall not be affected thereby, and each section hereof shall be valid and enforceable to the fullest extent permitted by law.

Section 2.5. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

Section 2.6. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original, and such counterparts shall together constitute one and the same instrument.

Section 2.7. Authorized Signatories. The persons signing this Second Amendment are duly authorized to execute it on behalf of the Party they purport to represent, and each Party warrants that it is authorized to execute this Second Amendment and to perform its duties hereunder.

Section 2.8. Successors and Assigns. This Second Amendment and all terms and conditions contained herein shall inure to the benefit and be binding upon the successors and permitted assigns of the Parties.

[remainder of page intentionally left blank]

3

EXECUTED in multiple counterparts as of the date first written above.

CITY:

CITY OF MCKINNEY, TEXAS,
a Texas home rule municipal corporation

By:
Name:	Paul G. Grimes
Title:	City Manager

THE STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

This instrument was acknowledged before me on this the _____ day of_________ , 2024, by Paul G. Grimes, the City Manager of the City of McKinney, Texas, a Texas home rule municipal corporation, on behalf of said City of McKinney, Texas.

Notary Public in and for the State of Texas

Printed Name of Notary Public
My Commission Expires:

MEDC:

MCKINNEY ECONOMIC DEVELOPMENT
CORPORATION,
a Texas non-profit corporation

By:
Name:	Michael A. Kowski, Jr.
Title:	President and CEO

By:
Name:	Brian S. Loughmiller
Title:	Chairman of the Board

THE STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

This instrument was acknowledged before me on this the _____ day of_________ , 2024, by Michael A. Kowski, Jr. and Brian S. Loughmiller, the President and Chief Executive Officer and the Chairman of the Board of Directors, respectively, of the McKinney Economic Development Corporation, a Texas non-profit corporation, on behalf of said McKinney Economic Development Corporation.

Notary Public in and for the State of Texas

Printed Name of Notary Public
My Commission Expires:

MCDC:

MCKINNEY COMMUNITY DEVELOPMENT CORPORATION,
a Texas non-profit corporation

By:
Name:	Cindy Schneible
Title:	President

By:
Name:	Angela Richardson-Woods
Title:	Chair of the Board

THE STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

This instrument was acknowledged before me on this the _____ day of_________ , 2024, by Cindy Schneible and Angela Richardson-Woods, the President and the Chair of the Board of Directors, respectively, of the McKinney Community Development Corporation, a Texas non-profit corporation, on behalf of said McKinney Community Development Corporation.

Notary Public in and for the State of Texas

Printed Name of Notary Public
My Commission Expires:

OWNER:

VENU HOLDING CORPORATION, successor-by-name-change to Notes Live, Inc., a Colorado corporation

By:
Name:	JW Roth
Title:	Chairman and CEO

THE STATE OF COLORADO	§
§
COUNTY OF EL PASO	§

This instrument was acknowledged before me on this the _____ day of_________ , 2024, by JW Roth, the Chairman and Chief Executive Officer of Venu Holding Corporation, a Colorado corporation, on behalf of said Venu Holding Corporation.

Notary Public in and for the State of Colorado

Printed Name of Notary Public
My Commission Expires: